EXHIBIT 99.1

JOINT FILING STATEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: February 3, 2016	/s/ Jeffrey W. Edwards
Jeffrey W. Edwards (Individually)

IBP HOLDING COMPANY

	By:	/s/ Jeffrey W. Edwards
Jeffrey W. Edwards President

PJAM IBP HOLDINGS, INC.

	By:	/s/ Jeffrey W. Edwards
Jeffrey W. Edwards President

INSTALLED BUILDING SYSTEMS, INC.

	By:	/s/ Jeffrey W. Edwards
Jeffrey W. Edwards President